Pioneer Money Market Trust

               Amendment to the Agreement and Declaration of Trust

                                       of

                           Pioneer Money Market Trust



         The undersigned, being at least a majority of the Trustees of Pioneer Money Market Trust, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated December 5, 1994, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

         Pursuant to Article IX, Section 8 of the Declaration, Trustees hereby establish one additional class of shares of the Trust, which shall be designated Investor Class Shares. Such shares represent a pro-rata interest, based upon relative net asset value with each other class of shares of the Trust, except as provided in the Trust's Multi-Class Plan under Rule 18f-3. The Investor Class Shares shall automatically convert into Class A shares of the Trust as provided in such Multi-Class Plan.

         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.


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 /s/ John F. Cogan, Jr                        /s/ Osbert M. Hood
 John F. Cogan, Jr                            Osbert M. Hood

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 /s/ Mary K. Bush                             /s/ Marguerite A. Piret
 Mary K. Bush                                 Marguerite A. Piret

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 /s/ Richard H. Egdahl, M.D.                  /s/ Stephen K. West
 Richard H. Egdahl, M.D.                      Stephen K. West

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 /s/ Margaret B.W. Graham                     /s/ John Winthrop
 Margaret B.W. Graham                         John Winthrop

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                                                       The address of each
                                                       Trustee is:

                                       c/o Pioneer Investment Management, Inc
                                  60 State Street, Boston, Massachusetts 02109